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FOR IMMEDIATE RELEASE
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Espey Announces Special Dividend and Regular Quarterly Dividend...

Saratoga Springs, NY; November 24, 2008- The Board of Directors of Espey Mfg. & Electronics Corp., (AMEX:ESP) has declared a special cash dividend of $1.50 per share and a regular quarterly dividend of $0.225 per quarter. The dividends will be payable on December 19, 2008, to all shareholders of record on December 8, 2008.

Espey's  primary  business  is  the  development,   design,  and  production  of
specialized military and industrial power supplies/electronic equipment. The Company's web site can be found on the Internet at www.espey.com.
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For further information, contact Mr. Howard Pinsley or Mr. David O'Neil at (518)
245-4400.

Certain statements in this press release are "forward-looking statements" and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company's current expectations or beliefs concerning future events. The matters covered by these statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.

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